Exhibit 99.1

Edward Jones Accelerates Value for Clients

through New Products, Services and Capabilities

The firm reaches key milestones in its multi-year journey to serve more clients, more completely and sets sights on new opportunities to add value for clients and financial advisors

ST. LOUIS, April 24, 2025 – With trillions of dollars anticipated to change hands across generations and a shortage of financial advisors to serve investors seeking financial advice and guidance, Edward Jones has reached key milestones on its multi-year journey to serve tens of millions of clients more completely.

"It’s a new year for Edward Jones – our first as a financial planning firm. We've been readying ourselves for this chapter in our 103-year-old growth story by evolving to attract and serve new and different types of clients through experiences, products and services, and technology that meet their unique needs," said Penny Pennington, Managing Partner, Edward Jones. "The strength of our firm and our ambition to more deeply serve our clients, colleagues and communities gives us incredible momentum to be the place North Americans go for advice."

Recent Enhancements and Milestones

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Deeper Client Segmentation: Edward Jones launched Edward Jones Generations™, a private client services offering, with new products and services targeted to high net worth clients.
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Professional Designations: The firm supports acumen-building through investment in professional designations. Edward Jones is No. 1 in Certified Financial Planner® or CFP® certification and surpassed 5,000 colleagues obtaining the certification as of April 24, 2025 – the highest in the industry.
•
Envestnet | MoneyGuide Integration: Since rolling out in 2024, the financial planning software – paired with deep discovery and personalized relationships – has enhanced Edward Jones financial advisors' ability to offer tailored advice that aligns with clients' preferences, goals and aspirations. Edward Jones believes clients engaging with MoneyGuide as part of their appointments with their financial advisor have higher confidence and satisfaction (Edward Jones internal research).
•
Expanded Banking Services: The firm announced that it submitted an application to the Federal Deposit Insurance Corporation (FDIC) and Utah Department of Financial Institutions (UDFI) to establish Edward Jones Bank, a Utah-chartered industrial bank. If

Exhibit 99.1

approved this would complement the co-branded retail banking products intended to launch later this year.

Underpinning these achievements is a continued commitment to accelerating progress in its multi-year journey to serve clients and branch teams more completely. Edward Jones announced today it will evolve key roles of its enterprise leadership team, effective June 1, 2025, to guide the firm through this next chapter of its journey, including:

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David Chubak will step into a new role as Head of Wealth Management & Field Management. Lena Haas, currently responsible for WMAS, will retire at the end of 2025.

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David Gunn will continue to lead the Canada Business Unit and will also assume responsibility for the U.S. Business Unit.

•
Kristin Johnson, who has served as Chief Transformation Officer, will assume the newly created role of Chief Operating Officer.

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Andy Miedler will continue as Chief Financial Officer and take on responsibility for leading the Data and Digital teams. Frank LaQuinta, Head of Digital, Data and Operations, will retire at the end of 2025.

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About Edward Jones

Edward Jones is a leading North American financial services firm in the U.S. and through its affiliate in Canada. The firm’s more than 20,000 financial advisors throughout North America serve more than 9 million clients with a total of $2.2 trillion in client assets under care as of December 31, 2024. Edward Jones' purpose is to partner for positive impact to improve the lives of its clients and colleagues, and together, better our communities and society. Through the dedication of the firm's approximately 55,000 associates and our branch presence in 68% of U.S. counties and most Canadian provinces and territories, the firm is committed to helping more people achieve financially what is most important to them. The Edward Jones website is at www.edwardjones.com, and its recruiting website is www.careers.edwardjones.com. Member SIPC.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of U.S. securities laws. You can identify forward-looking statements by the use of the words “goals,” believe,” “evolve,” “anticipate,” “intend,” “will,” and other expressions, which predict or indicate future events and trends and which do not relate to historical matters. You should not rely on forward-looking statements, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of the Partnership. These risks, uncertainties and other factors may cause the actual results, performance or achievements of the Partnership to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

CFP Board owns the marks CFP®, CERTIFIED FINANCIAL PLANNER® and CFP® (with plaque design) in the U.S.